Exhibit 10.41

LOAN NUMBER	LOAN NAME	ACCT. NUMBER	NOTE DATE	INITIALS
	RF Monolithics, Inc.		11/30/09	PB

NOTE AMOUNT	INDEX (w/Margin)	FLOOR RATE	MATURITY DATE	LOAN PURPOSE
$5,000,000.00	Wall Street Journal	7.0%	11/30/10	Commercial
Prime plus 2.000%

Creditor Use Only

PROMISSORY NOTE

(Commercial – Revolving Draw)

$5,000,000.00	Plano, Texas	November 30, 2009

DATE AND PARTIES. This Promissory Note (this “Note”) is dated as of November 30, 2009. The parties and their addresses are:

LENDER:	VIEWPOINT BANK
1201 W. 15th St., MSC 210
Plano, Texas 75075
Telephone: 972/509-2020 x3149

BORROWER:	RF MONOLITHICS, INC.,
a Delaware corporation
4441 Sigma Road
Dallas, Texas 75244
Telephone: 972/233-2903

and

CIRRONET INC.,
a Georgia corporation
3079 Premiere Parkway, Suite 140
Duluth, Georgia 30097

1. DEFINITIONS. As used in this Note, the following terms shall have the meanings set forth hereinbelow:

A. Lender/Borrower. “Lender” and “Borrower” means those parties so designated hereinabove. If more than one party executes this Note as Borrower, all of the duties and obligations of Borrower under this Note and under all of the other Loan Documents shall be the joint and several obligations of such parties.

B. Note. “Note” means this Promissory Note (Commercial-Revolving Draw) and any extensions, renewals, modifications and substitutions of this Note.

C. Loan Documents. “Loan Documents” means this Note and all other documents evidencing, securing or pertaining in any way to this Note and the Loan.

D. Loan. “Loan” means the lending transaction evidenced in part by this Note, including obligations and duties arising from the terms of the Loan Documents.

E. Property. “Property” means all property, real, personal or mixed, that secures the payment and performance of this Note and the other Loan Documents.

F. Index Rate: “Index Rate” means the highest U.S. “prime rate” determined by reference to the “Money Rates” section of The Wall Street Journal as long as the Index Rate is reported therein. If publication of the Index Rate in The Wall Street Journal is discontinued, Lender shall determine the Index Rate from other sources. If the Index Rate or information establishing the Index Rate no longer is available, Lender shall select a comparable index which shall become the Index Rate. Lender’s determination of the Index Rate in the absence of manifest error shall be conclusive and binding on Borrower.

G. Note Rate. “Note Rate” means a per annum rate of the greater of (x) seven percent (7.0%) or (y) the Index Rate on the date in question plus two percent (2%), but not to exceed the Maximum Lawful Rate. Notwithstanding the foregoing, if the Note Rate for any period is limited to the Maximum Lawful Rate, the Note Rate shall remain at the Maximum Lawful Rate until an amount of interest has accrued on this Note equal to the amount of interest which could not accrue on this Note because of the limitation of the Note Rate to the Maximum Lawful Rate.

H. Default Rate. “Default Rate” means a rate per annum of the lesser of (x) the Index Rate plus five percent (5%) or (y) the Maximum Lawful Rate.

I. Maximum Lawful Rate. “Maximum Lawful Rate” means the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Lender in accordance with the applicable laws of the State of Texas (or applicable United States federal law to the extent that such law permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law), taking into account all Charges made in connection with the Loan.

J. Charges. “Charges” means all fees, charges and/or any other things of value, if any, contracted for, charged, taken, received or reserved by Lender in connection with the Loan, which are treated or deemed as interest under applicable law.

K. Maturity Date. “Maturity Date” means November 30, 2010.

2. PROMISE TO PAY. For value received, Borrower promises to pay Lender or order at Lender’s address set forth hereinabove, or at such other location as Lender may designate in writing to Borrower, all amounts advanced from time to time by Lender to Borrower under the terms of this Note, plus interest on the unpaid principal balance of this Note from the date of first disbursement of principal under this Note until this Note is repaid in full at the applicable rates set forth hereinbelow. This Note and the other Loan Documents evidence a revolving loan. Borrower has the right to repay and reborrow principal on this Note up to a maximum principal balance of $5,000,000.00. Lender’s obligation to make advances on this Note is subject to all of the terms and conditions of the Loan Documents.

3. INTEREST ACCRUAL. The outstanding principal balance of this Note shall accrue interest from the date of first disbursement of principal under this Note until this Note is fully repaid at the Note Rate or the Default Rate, whichever is applicable at the time in question. During all periods when there is no default under the terms of the Loan, the outstanding principal balance of this Note shall accrue interest at the Note Rate. During all periods when there is a default under the terms of the Loan, the outstanding principal balance of this Note shall accrue interest at the Default Rate. Accrued interest on the outstanding principal balance of this Note shall be computed on the basis of a three hundred sixty (360) day year and shall accrue on the actual number of days elapsed for any period in which interest is being calculated, provided that if computing interest using a three hundred sixty (360) day year causes interest to exceed the Maximum Lawful Rate, interest shall be calculated using a three hundred sixty-five (365) day year, or three hundred sixty-six (366) day year, as applicable. In computing the number of days during which interest accrues, the day on which funds are initially advanced shall be included regardless of the time of day such advance is made, and the day on which funds are repaid shall be included unless repayment is credited prior to the close of business on the business day received.

4. INTEREST PROVISIONS.

A. Savings Clause. It is expressly stipulated and agreed to be the intent of Lender and Borrower at all times to comply strictly with the applicable Texas law governing the maximum rate or amount of interest payable on the indebtedness evidenced by this Note (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law). If the applicable law is ever judicially interpreted so as to render usurious any amount (i) contracted for, charged, taken, reserved or received pursuant to this Note, any of the other Loan Documents or any other communication or writing by or between Lender and Borrower related to the transaction or transactions that are the subject matter of the Loan Documents, (ii) contracted for, charged, taken, reserved or received by reason of Lender’s exercise of the option to accelerate the maturity of this Note, or (iii) Lender will have received by reason of any voluntary prepayment by Borrower of this Note, then it is Lender’s and Borrower’s express intent that all amounts charged in excess of the Maximum Lawful Rate automatically shall be canceled, ab initio, and all amounts in excess of the Maximum Lawful Rate theretofore collected by Lender shall be credited on the principal balance of this Note (or, if this Note has been or would thereby be paid in full, refunded to Borrower), and the provisions of this Note and the other Loan Documents immediately shall be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if this Note has been paid in full before the end of the stated term of this Note, then Lender and Borrower agree that Lender shall, with reasonable promptness after Lender discovers or is advised by Borrower that interest was received in an amount in excess of the Maximum Lawful Rate, refund such excess interest to Borrower. Borrower hereby agrees that, as a condition precedent to any claim seeking usury penalties against Lender, Borrower will provide written notice to Lender, advising Lender in reasonable detail of the nature and amount of the violation, and Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against this Note then owing by Borrower to Lender. All sums contracted for, charged, taken, reserved or received by Lender for the use, forbearance or detention of any debt evidenced by this Note shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, through the stated term of this Note and for so long as debt is outstanding. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to this Note. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

B. Ceiling Election. To the extent that Lender is relying on Chapter 303 of the Texas Finance Code to determine the Maximum Lawful Rate payable on this Note and/or any other portion of the indebtedness, Lender will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303, as amended. To the extent United States federal law permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law, Lender will rely on United States federal law instead of such Chapter 303 for the purpose of determining the Maximum Lawful Rate. Additionally, to the extent permitted by applicable law now or hereafter in effect, Lender may, at Lender’s option and from time to time, utilize any other method of establishing the Maximum Lawful Rate under such Chapter 303 or under other applicable law by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect.

5. PAYMENT. Accrued interest on the outstanding principal balance of this Note shall be due and payable monthly on the first day of each calendar month commencing on January 1, 2010. Borrower shall pay any principal on this Note which Borrower is required to pay pursuant to the provisions of the Commercial Loan and Security Agreement (hereinafter defined). The entire outstanding principal balance of this Note shall be due and payable in full on the Maturity Date. Any accrued but unpaid interest also shall be due and payable in full on the Maturity Date.

6. PREPAYMENT. The principal of this Note may be prepaid at any time without premium or penalty.

7. GOVERNING AGREEMENT. This Note is further governed by the Commercial Loan and Security Agreement (herein so called) between Lender and Borrower, as modified, amended or supplemented. The Commercial Loan and Security Agreement states certain terms and conditions which are applicable to this Note, including the terms and conditions under which the maturity of this Note may be accelerated. Borrower represents to Lender that Borrower has reviewed and that Borrower is in compliance with the terms contained in the Commercial Loan and Security Agreement.

9. LOAN PURPOSE. The purpose of this Loan is to provide operating capital for Borrower’s business operations.

10. SECURITY. This Loan is secured by separate security instruments prepared together with this Note as follows:

Document Name	Parties to Document
Commercial Loan and Security Agreement	Lender and Borrower
Deed of Trust (Second Lien)—4441 Sigma Road	Borrower

10. DUE ON SALE OR ENCUMBRANCE. Lender may, at Lender’s option, declare the entire unpaid principal balance of this Note to be immediately due and payable upon the creation of, or contract for the creation of, any lien, encumbrance, transfer or sale of all or any part of the Property unless provided for in the Loan Documents or otherwise approved by Lender in writing. This right is subject to the restrictions imposed by federal law (12 C.F.R. 591), as applicable and the contest provision contained in Section 18 of the Commercial Loan and Security Agreement which is part of the Loan Documents.

11. WAIVERS AND CONSENT. To the extent not prohibited by law, Borrower waives protest, presentment for payment, demand, notice of acceleration, notice of intent to accelerate and notice of dishonor.

12. ADDITIONAL WAIVERS BY BORROWER. In addition, Borrower and any other party to this Note or the other Loan Documents, to the extent permitted by law, consent to certain actions Lender may take and generally waive defenses that may be available based on these actions or based on the status of a party to this Note, including, but not limited to: (i) renewal of this Note by Lender or the extension of time for payments on this Note by Lender, regardless of the number of such renewals or extensions; (ii) release by Lender of any borrower, endorser, guarantor, surety, accommodations maker or any other co-signer of this Note; (iii) release, substitution or impairment of any collateral for this Note (including the Property) by Lender; (iv) granting participations in this Note by Lender or exercising any rights set-off by Lender; and

(v) any sales, repurchases or participations of this Note by Lender to any person and in any amounts (Borrower expressly waives any right to receive notice of any such sales, repurchases or participations).

13. NO WAIVER BY LENDER. Lender’s course of dealing with Borrower, or Lender’s forbearance from, or delay in, the exercise of any of Lender’s rights, remedies, privileges or right to insist upon my strict performance of any provisions contained in this Note, or any other Loan Documents, shall not be construed as a waiver by Lender, unless any such waiver is in writing and is signed by Lender.

14. COMMISSIONS. Borrower understands and agrees that Lender (or Lender’s affiliates) will earn commissions or fees on any insurance products and may earn such fees on other services that Borrower buys through Lender or Lender’s affiliates.

15. APPLICABLE LAW. This Note is governed by the laws of Texas, the United States of America and, to the extent required, by the laws of the jurisdiction where the Property is located except to the extent such state laws are preempted by federal law.

16. JOINT AND INDIVIDUAL LIABILITY AND SUCCESSORS. Borrower’s obligation to pay the Loan is independent of the obligation of any other party who or which also has agreed to pay the Loan. If more than one party executes this Note as Borrower, all of the duties and obligations of Borrower under this Note and under all of the other Loan Documents shall be the joint and several obligations of such parties. Borrower alone, or anyone else who is obligated on the Loan, or Borrower and any other such parties together, to collect the Loan. Extending the Loan or new obligations under the Loan will not affect Borrower’s duties and obligations under the Loan Documents, and Borrower still will be obligated to pay the Loan. This Note shall inure to the benefit of and be enforceable by Lender and Lender’s successors and assigns and shall be binding upon and enforceable against Borrower and Borrower’s successors and assigns.

17. AMENDMENT, INTEGRATION AND SEVERABILITY. This Note may not be amended or modified by oral agreement. No amendment or modification of this Note is effective unless made in writing and executed by Lender and Borrower. This Note and the other Loan Documents are the complete and final expression of the agreement between Lender and Borrower. If any provision of this Note is unenforceable, then the unenforceable provision will be severed and the remaining provisions still will be enforceable. No present or future agreement securing any other debt Borrower owes Lender will secure the payment of this Loan if, as a result, this Loan would become subject to Section 670 of the John Warner National Defense Authorization Act for Fiscal Year 2007.

18. INTERPRETATION. Whenever used, the singular includes the plural and the plural includes the singular. The section headings are for convenience only and are not to be used to interpret or define the terms of this Note.

19. NOTICE, FINANCIAL REPORTS AND ADDITIONAL DOCUMENTS. Unless otherwise required by law, any notice will be given by delivering such notice or mailing such notice by first class mail to the appropriate party’s address listed in the DATE AND PARTIES section hereinabove, or to any other address designated in writing by one party to the other. Notice to one party comprising Borrower will be deemed to be notice to all parties comprising Borrower. Borrower will inform Lender in writing of any change in Borrower’s name, address or other application information. Borrower agrees to sign, deliver and file any additional documents or certifications that Lender may consider necessary to perfect, continue and preserve Borrower’s obligations under the Loan Documents and to confirm the status of Lender’s liens and security interests covering the Property. Lender and Borrower expressly agree that time is of the essence in the payment and performance of all duties and obligations contained in this Note and the other Loan Documents.

20. CREDIT INFORMATION. Borrower agrees to supply Lender with whatever information Lender reasonably may request. Lender will make requests for this information without undue frequency and will give Borrower reasonable time in which to supply the information.

21. ERRORS AND OMISSIONS. Borrower agrees, if requested by Lender, to fully cooperate in the correction, if necessary in the reasonable discretion of Lender, of any and all Loan Documents so that all Loan Documents accurately describe the Loan transaction between Lender and Borrower. Borrower agrees to assume all costs, including, by way of illustration and not limitation, actual expenses and reasonable legal fees for failing to reasonably comply with Lender’s requests for changes in the Loan Documents within thirty (30) days after the delivery of such request to Borrower.

22. AGREEMENT TO ARBITRATE.

A. Submission. Lender or Borrower may submit to binding arbitration any dispute, claim or other matter in question between Lender and Borrower that arises out of or relates to the Loan (a “Dispute”), except as otherwise indicated in this section or as Lender and Borrower otherwise agree in writing. For purposes of this section, the Loan includes this Note and all of the other Loan Documents, and any proposed loans or extensions of credit that relate to this Note. Lender and Borrower will not arbitrate any Dispute within any “core proceedings” under the United States bankruptcy laws.

B. Foreclosure. Lender and Borrower must consent to arbitrate any Dispute concerning a debt secured by real estate at the time of the proposed arbitration. Lender may foreclose or exercise any powers of sale against real property securing a debt underlying any Dispute before, during or after any arbitration. Lender also may enforce a debt secured by real estate and underlying the Dispute before, during or after any arbitration.

C. Self-Help. Lender and Borrower may, whether or not any arbitration has begun: pursue any self-help or similar remedies, including taking property or exercising other rights under applicable laws; seek attachment, garnishment, receivership or other provisional remedies from a court having jurisdiction to preserve the rights of or to prevent irreparable injury to Lender or Borrower; or foreclose against any property by any method or take legal action to recover any property. Foreclosing or exercising a power of sale, beginning and continuing a judicial action or pursuing self-help remedies will not constitute a waiver of the right to complete arbitration.

D. Arbitrator’s Authority. The arbitrator will determine whether a Dispute is arbitrable. A single arbitrator will resolve any Dispute, whether individual or joint in nature, or whether based on contract, tort or any other matter at law or in equity. The arbitrator may consolidate any Dispute with any related disputes, claims or other matters in question not arising out of the Loan. Any court having jurisdiction may enter a judgment or decree on the arbitrator’s award. The judgment or decree will be enforced as any other judgment or decree.

E. Interstate Commerce. Lender and Borrower acknowledge that the agreements, transactions or the relationships which result from the agreements or transactions between Lender and Borrower involve interstate commerce. The United States Arbitration Act will govern the interpretation and enforcement of this section.

F. AAA Rules. The American Arbitration Association’s Commercial Arbitration Rules in effect on the date of this Note will govern the selection of the arbitrator and the arbitration process, unless otherwise agreed to in this Note or in another written agreement.

G. Waiver Of Trial For Arbitration. Lender and Borrower understand that the Lender and Borrower have the right or opportunity to litigate any Dispute through a trial by judge or jury but that Lender and Borrower parties prefer to resolve any Dispute through arbitration instead of litigation. If any Dispute is arbitrated, Lender and Borrower voluntarily and knowingly waive the right to have a trial by jury or judge during the arbitration.

H. Injunctive Relief. Notwithstanding anything in this Section 22 to the contrary, either party shall have the right to seek injunctive relief in any court having jurisdiction over the parties.

23. SIGNATURES. By signing, Borrower agrees to the terms contained in this Note. Borrower also acknowledges receipt of a copy of this Note.

BORROWER:

RF MONOLITHICS, INC.,		CIRRONET INC.,
a Delaware corporation		a Georgia corporation

By	/s/ Harley E Barnes III	By	/s/ Harley E Barnes III
	Harley E Barnes, III Chief Financial Officer		Harley E Barnes, III Vice President